Consent of Independent Auditors


The Board of Directors
Cova Financial Services Life Insurance Company

We consent to the use of our reports on the consolidated financial statements of Cova Financial Services Life Insurance Company and subsidiaries (the Company) dated March 4, 1999, and on the financial statements of the sub-accounts of Cova Variable Life Account One dated March 1, 1999, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-83165) of Cova Variable Life Account One.

                                                         /s/KPMG LLP
                                                          KPMG LLP


Chicago, Illinois
October 21, 1999